Registration No. 333-9120

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1
to
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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COLT TELECOM GROUP PLC
(Exact name of registrant as specified in its charter)

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England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

Beaufort House
15 St. Botolph Street
London EC3A 7QN, England
+44 (0)20 7390 3900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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The Prentice-Hall Corporation System, Inc.
80 State Street
Albany, New York 12207
(518) 433-4740
(Name, address, including zip code, telephone number, including area code, of agent for service)

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Copy to:
Karen L. Linsley, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

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        Approximate date of commencement of proposed sale to the public: N/A

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _______

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

DEREGISTRATION OF ORDINARY SHARES

        On July 13, 1998, COLT Telecom Group plc (“COLT”) filed a Registration Statement on Form F-3 (Registration No. 333-9120) (the “Registration Statement”) for the sale of an aggregate of DM600,000,000 principal amount of its 2% Senior Convertible Notes due 2005 (“Notes”) and such indeterminate number of its Ordinary Shares as might be required for issuance upon conversion of the Notes. This Post-Effective Amendment is being filed by COLT to deregister all ordinary shares registered pursuant to the Registration Statement but remaining unissued as of the date this Post-Effective Amendment No. 1 is filed. All of the outstanding Notes have been redeemed by COLT.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, COLT has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 20, 2004.

COLT TELECOM GROUP PLC By: /s/ Antony Bates Antony Bates Chief Administrative Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jean-Yves Charlier Jean-Yves Charlier	President, Chief Executive Officer and Director principal executive officer)	December 14, 2004
/s/ Marina M. Wyatt Marina M. Wyatt	Chief Financial Officer (principal financial and accounting officer)	December 16, 2004
/s/ Barry R. J. Bateman Barry R. J. Bateman	Chairman of Board of Directors	December 13, 2004
___________________ Steve Akin	Non-Executive Director	________ __, 2004
/s/ Andreas Barth Andreas Barth	Non-Executive Director	December 13, 2004
/s/ Antony Bates Antony Bates	Chief Administrative Officer and Director	December 13, 2004
___________________ Paul W. Chisholm	Non-Executive Director	________ __, 2004
___________________ James C. Curvey	Non-Executive Director	________ __, 2004
/s/ Vincenzo Damiani Vincenzo Damiani	Non-Executive Director	December 13, 2004
/s/ Hans Eggerstedt Hans Eggerstedt	Non-Executive Director	December 13, 2004
/s/ Robert Hawley Robert Hawley	Non-Executive Director	December 13, 2004
/s/ Timothy T. Hilton Timothy T. Hilton	Non-Executive Director and Authorized Representative in the United States	December 29, 2004
/s/ H. Frans van den Hoven H. Frans van den Hoven	Non-Executive Director	December 13, 2004